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                                                                  Exhibit 1.02

                         CAMPBELL ASSET ALLOCATION TRUST
                           (A DELAWARE BUSINESS TRUST)

                   $50,000,000 OF UNITS OF BENEFICIAL INTEREST

                      (SUBSCRIPTION PRICE: $1,000 PER UNIT
                       DURING THE INITIAL OFFERING PERIOD;
          NET ASSET VALUE PER UNIT DURING THE ONGOING OFFERING PERIOD)

                       ADDITIONAL SELLING AGENT AGREEMENT

                                                       ___________ ___, 2000

[Additional Selling Agent]

Dear Sirs:

                  Campbell & Company, Inc., a Maryland corporation (the "Managing Owner"), has caused the formation of a business trust pursuant to the Delaware Business Trust Act (the "Delaware Act") under the name, CAMPBELL ASSET ALLOCATION TRUST (the "Trust"), for the purpose of engaging in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments, securities and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading. As described in the Prospectus referred to below, the Trust will engage in this business under the direction of the Managing Owner. The Trust proposes to make a public offering of units of beneficial interest in the Trust (the "Units"). In connection with the proposed public offering, the Trust has filed with the United States Securities and Exchange Commission (the "SEC"), pursuant to the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 to register the Units, and as part thereof a prospectus (Registration No. 333-_____) (which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement" and which prospectus together with all amendments and supplements thereto in the forms filed with the SEC pursuant to Rule 424 under the Act shall be referred to herein as the "Prospectus"). The Managing Owner and the Trust have entered into a selling agreement dated as of _________ __, 2000 among Campbell Financial Services, Inc., the Managing Owner, the Trust and others (the "Selling Agreement"), a copy of which has been furnished to you. Other selling agents, including those introduced by wholesalers ("Wholesalers") to the Trust and the Managing Owner (the "Additional Selling Agents" and together with the Wholesalers, the "Selling Agents"), may be selected by the Managing Owner. You have been so selected by the Managing Owner. We



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confirm our agreement with you as follows. Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to them in the Selling Agreement unless the context indicates otherwise.

     1.  Appointment and Undertakings of the Additional Selling Agent

     (a) Subject to the terms and conditions set forth in this Agreement, the Selling Agreement and the Registration Statement, the Additional Selling Agent is hereby appointed, and hereby accepts such appointment, as one of the Trust's non-exclusive selling agents to offer and sell the Units on a best-efforts basis without any commitment on the Additional Selling Agent's part to purchase any Units. Units may only be sold to investors who have "wrap fee" accounts with the Additional Selling Agent. It is understood and agreed that the Managing Owner may retain other selling agents (including those introduced by Wholesalers). The Additional Selling Agent agrees to comply with the terms and conditions of this Agreement and any terms and conditions of the Selling Agreement applicable to Additional Selling Agents.

     (b) The Additional Selling Agent agrees to use its reasonable efforts to procure subscriptions for the Units as long as this Agreement and the Selling Agreement remain in effect and to make the offering of Units at the offering price and minimum amounts and on the other terms and conditions set forth in the Prospectus and the Selling Agreement.

     (c) The Additional Selling Agent shall offer and sell Units only to persons and entities who satisfy the suitability and/or investment requirements set forth in the Prospectus and the subscription agreements attached thereto and who, to the Managing Owner's satisfaction, complete the subscription agreements and related subscription documents used in connection with the offering of the Units (the "Subscription Documents") and remit good funds for the full subscription price. The Additional Selling Agent shall conduct a thorough review of the suitability of each subscriber for Units that it solicits and of the Subscription Documents. The Additional Selling Agent shall not forward to the Managing Owner any Subscription Documents that are not in conformity with the requirements specified in the Prospectus and in the Subscription Documents appropriate for the particular subscriber, or that is illegible in any respect or is not fully completed, dated, or signed, or that represents the subscription of a person or entity not satisfying the suitability and/or investment requirements applicable to such person or entity. The Additional Selling Agent shall not execute any transactions in Units in a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

         The Additional Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Additional Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber. In addition to submitting such information to the Managing Owner, the Additional Selling Agent agrees to maintain files of information


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disclosing the basis upon which the Additional Selling Agent determined that the suitability requirements of Rule 2810(b)(2) of the National Association of Securities Dealers, Inc. (the "NASD") were met as to each subscriber (the basis for determining suitability may include the Subscription Documents and other certificates submitted by subscribers). In connection with making the foregoing representations and warranties, the Additional Selling Agent further represents and warrants that it has received copies of the Registration Statement, as amended to the date hereof, and the Prospectus and has, among other things, examined the following sections in the Prospectus and obtained such additional information from the Managing Owner regarding the information set forth thereunder as the Additional Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:

         "Summary"
         "The Risks You Face"
         "Investment Factors"
         "Campbell & Company, Inc."
         "Conflicts of Interest"
         "Charges to the Trust"
         "Use of Proceeds"
         "Distributions and Redemptions"
         "Declaration of Trust & Trust Agreement"
         "Federal Income Tax Aspects"

         In connection with making the representations and warranties set forth in this paragraph, the Additional Selling Agent has not relied on inquiries made by or on behalf of any other parties.

         The Additional Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

         The Additional Selling Agent shall offer and sell Units in compliance with the requirements set forth in the Registration Statement (particularly the "Subscription Requirements" attached as Exhibit B thereto), this Agreement and the Blue Sky Survey delivered to the Additional Selling Agent pursuant to
Section 4(e) below. The Additional Selling Agent represents and warrants that it shall comply fully at all times with all applicable federal and state securities and commodities laws (including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act, as amended (the "CEA"), and the securities and Blue Sky laws of the jurisdictions in which the Additional Selling Agent solicits subscriptions, all applicable rules and regulations under such laws, and all applicable requirements, rules, policy statements and interpretations of the NASD, and the securities and commodities exchanges and other governmental and self-regulatory authorities and organizations having jurisdiction over it or the offering of Units). The Additional Selling Agent shall under no circumstances engage in any activities hereunder in any jurisdiction (i) in which the Managing Owner has not informed the Additional Selling Agent that counsel's advice has been received that the Units are qualified for sale or are exempt under the applicable


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securities or Blue Sky laws thereof or (ii) in which the Additional
Selling Agent may not lawfully engage.

         The Additional Selling Agent further agrees to comply with the requirement under applicable federal and state securities laws to deliver to each offeree a Prospectus and any amendments or supplements thereto (including summary financial information, if available, after the Trust has commenced operations). Neither the Additional Selling Agent nor any of its employees, agents or representatives will use or distribute any marketing material or information other than that prepared by the Trust and the Managing Owner. It is, however, understood that the Additional Selling Agent may use documents that it prepares solely for the purpose of communicating with its Registered Representatives provided that the Additional Selling Agent provides to the Managing Owner a copy of each such document prior to such use.

     (d) The additional services that the Additional Selling Agent will provide on an ongoing basis to Unitholders will include but not be limited to:
(i) inquiring of the Managing Owner from time to time, at the request of Unitholders, as to the Net Asset Value of a Unit, (ii) inquiring of the Managing Owner from time to time at the request of the Unitholders, as to the commodities markets and the activities of the Trust, (iii) assisting, at the request of the Managing Owner, in the redemption of Units sold by the Additional Selling Agent,
(iv) responding to questions of Unitholders from time to time with respect to monthly account statements, annual reports and financial statements furnished to Unitholders, and (v) providing such other services to the owners of Units as the Managing Owner may, from time to time, reasonably request.

         All payments for subscriptions shall be made by transfer of funds to the escrow account of the Trust as described in the Prospectus, provided that any such arrangements must comply in all relevant respects with Rules 10b-9 and 15c2-4 under the 1934 Act.

     2.  Compensation

     (a) In consideration of the Additional Selling Agent administering the Units, the Managing Owner shall pay the Additional Selling Agent an ongoing fee for administrative, legal and client reporting services of 0.35% per annum of the net assets of the Trust, as defined in the Prospectus attributable to subscriptions from subscribers which are customers of the Additional Selling Agent. The Additional Selling Agent may pass along a portion of such fee to another selling agent which is appropriately registered with or a member of, as applicable, the National Futures Association (the "NFA"), the NASD, the SEC, the securities or Blue Sky administrators of the several states and various other jurisdictions and any other regulatory body.

         The Additional Selling Agent shall not, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

     (b) Notwithstanding any other provision of this Agreement to the contrary the Managing Owner shall have sole discretion to accept or reject any subscription for the Units in whole or in part.


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     (c) The Managing Owner agrees to make all payments to the Additional
Selling Agent pursuant to this Section 2 within 15 days following the end of a monthly period in which compensation is earned.

     3.  Representations and Warranties

     (a) The Managing Owner hereby represents and warrants as follows:

         (i) The Trust is duly organized and validly existing as a business trust under the laws of the State of Delaware, and has full power and authority under the Trust Agreement to conduct its business as described in the Registration Statement and Prospectus and to issue, sell and deliver the Units. The Trust is not required to take any action to be qualified to do business in the State of Maryland.

         (ii) The Managing Owner is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland, has full corporate power to perform its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. All the present principals of the Managing Owner are identified as such in the Registration Statement and Prospectus.

         (iii) The Units, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and Subscription Agreements, will be validly issued, fully paid and not subject to further call or assessment.


         (iv) The Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the Managing Owner on behalf of the Trust and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the Managing Owner), a valid and binding agreement of the Trust, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.

         (v) The Trust Agreement and this Agreement have each been duly and validly authorized, executed and delivered on behalf of the Managing Owner and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the Trust), a valid and binding agreement of the Managing Owner except insofar as bankruptcy, moratorium or other similar laws may be applicable, and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.

         (vi) The Trust has, or is in the process of obtaining, all federal and state governmental and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to conduct its business to be conducted, all as described in the Registration Statement and Prospectus.


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          (vii) The Managing Owner has all federal and state governmental and regulatory, and to the best of its knowledge, commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and Prospectus (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of its articles of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it.

          (viii) On the Effective Date and the date on which the Prospectus is first filed with the SEC pursuant to Rule 424(b), the Registration Statement and the Prospectus (or when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the SEC, the Registration Statement, as amended, and the Prospectus, as amended or supplemented) will comply fully in all material respects with the requirements of the Securities Act and the Rules and the Commodity Act and the published rules of the CFTC thereunder, and will accurately describe the proposed operation of the Trust; and each of the Registration Statement, as it may be amended, and the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, as it may be amended or supplemented, in the light of the circumstances under which such statements were made); except that this representation and warranty does not apply to any statement or omission in the Registration Statement, as it may be amended, or the Prospectus, as it may be amended or supplemented, made in reliance upon information furnished in writing to the Trust by the Additional Selling Agent expressly for use therein.


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         (vii) The Managing Owner has all federal and state governmental and regulatory, and to the best of its knowledge, commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and Prospectus (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of its articles of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it.

         (viii) On the Effective Date and the date on which the Prospectus is first filed with the SEC pursuant to Rule 424(b), the Registration Statement and the Prospectus (or when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the SEC, the Registration Statement, as amended, and the Prospectus, as amended or supplemented) will comply fully in all material respects with the requirements of the Securities Act and the Rules and the Commodity Act and the published rules of the CFTC thereunder, and will accurately describe the proposed operation of the Trust; and each of the Registration Statement, as it may be amended, and the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, as it may be amended or supplemented, in the light of the circumstances under which such statements were made); except that this representation and warranty does not apply to any statement or omission in the Registration Statement, as it may be amended, or the Prospectus, as it may be amended or supplemented, made in reliance upon information furnished in writing to the Trust by the Additional Selling Agent expressly for use therein.

         (ix) All references to the Managing Owner and its principals in the Registration Statement and the Prospectus are accurate and complete in all material respects, set forth in all material respects the information required to be disclosed to prospective investors under the Commodity Act and the rules and regulations thereunder and, as to the Managing Owner and its principals, the Registration Statement and Prospectus do not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made).

         (x) The balance sheet of the Managing Owner and the notes thereto included in the Registration Statement present fairly the financial position of the Managing Owner as of the date thereof, in conformity or (in the case of any unaudited balance sheet) in substantial conformity with generally accepted accounting principles. Since the date of the most recent such balance sheet, there have been no changes in the financial condition of the Managing Owner, other than changes which, in the aggregate, are not materially adverse or which are disclosed in the Prospectus, and since such date there have been no changes in the business of the Managing Owner which are material in the context of the offering of the Units.

         (xi) The Trust will file any promotional brochure or other marketing materials (collectively, "Promotional Material") with the NASD, and will not use any such Promotional Material to which the NASD has not stated in writing that it has no objections. The Trust will


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file all Promotional Material in all state jurisdictions where such filing is required, and will not use any such Promotional Material in any state which has expressed any objection thereto (except pursuant to agreed-upon modifications to the Promotional Material).

         (xii) The Trust and the Managing Owner have trust or corporate power and authority under applicable law to perform their respective obligations under the Trust Agreement and this Agreement, as described in the Registration Statement and Prospectus.

         (xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Managing Owner or the Trust, whether or not arising in the ordinary course of business.

         (xiv) At the initial Closing Date, as set forth in the opinion of Sidley & Austin, counsel for the Managing Owner, the Trust will be classified as a partnership for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

         (xv) There is not pending, or, to the best of the Managing Owner's knowledge, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which is not referred to in the Prospectus and which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust or is required to be disclosed in the Prospectus pursuant to applicable CFTC regulations. The Managing Owner has not received any notice of an investigation or warning letter from the NFA or the CFTC regarding non-compliance by the Managing Owner with the Commodity Act or the regulations thereunder.

     (b) The Additional Selling Agent hereby represents and warrants as follows:

         (i) The Additional Selling Agent is a ___________________________ duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has power and authority to enter into and carry out its obligations under this Agreement.

         (ii) The Additional Selling Agent has all governmental and regulatory registrations, qualifications, approvals and licenses required to perform its obligations under this Agreement (including, but not limited to, registration as a broker-dealer with the SEC, membership in such capacity in the NASD, registration as a futures commission merchant or introducing broker under the CEA and membership with NFA, and registration or qualification under the laws of each state in which Additional Selling Agent will offer and sell Units); the performance by the Additional Selling Agent of its obligations under this Agreement will not violate or result in a breach of any provision of its certificate of incorporation or by-laws or any agreement, order, law, or regulation binding upon it.

         (iii) This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Additional Selling Agent and is a valid and binding agreement of the Additional Selling Agent enforceable against the Additional Selling Agent in accordance with its


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terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors except as enforceability of the indemnification provisions contained in this Agreement may be limited by applicable law and the enforcement of specific terms or remedies may be unavailable.

         (iv) Neither the Additional Selling Agent nor any of its principals have been the subject of any administrative, civil, or criminal actions within the five years preceding the date hereof that would be material for an investor's decision to purchase the Units which are not disclosed to the Trust or the Managing Owner.

         (v) The information, if any, relating to the Additional Selling Agent which the Additional Selling Agent has furnished to the Trust and the Managing Owner for use in the Registration Statement is correct.

     4.  Covenants of the Trust and the Managing Owner

         The Trust and the Managing Owner jointly and severally agree as follows:

     (a) To advise the Additional Selling Agent (i) when the Registration Statement has become effective, (ii) of the issuance by the SEC, CFTC or any other federal or state regulatory body of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, the CFTC registration or NFA membership of the Managing Owner as a commodity pool operator or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose and (iii) the receipt by the Trust or any representative or attorney of the Trust of any other material communication from the SEC, CFTC, NFA or any Blue Sky or securities law administrator relating to the Trust, the Registration Statement, any preliminary prospectus or the Prospectus, as it may be amended or supplemented. The Trust will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement under the Securities Act or the registration of Units under the laws of the several states and various other jurisdictions or enjoining the offering and, if any such order is issued, to obtain as soon as possible the withdrawal thereof; provided, that in no event shall the Trust be obligated to (i) take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (ii) change any term in the Registration Statement, as the same may be amended or supplemented.

     (b) To deliver to the Additional Selling Agent, without charge, as many conformed copies of the registration statement as originally filed and of the Registration Statement and each amendment or supplement thereto (including all exhibits filed with, or incorporated by reference in, any such document) as the Selling Agent may reasonably request.

     (c) During the Continuing Offering Period to deliver, without charge, to the Additional Selling Agent, at such office or offices within the United States of America as the Selling Agent may reasonably designate, as many copies of the Prospectus, as amended or supplemented, as the Additional Selling Agent may reasonably request.


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     (d) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner, to amend or supplement the Prospectus in order (i) to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or (ii) to conform with applicable CFTC or SEC Regulations, the Managing Owner shall forthwith prepare and furnish to the Additional Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so as to effect the necessary changes.

     (e) To cause its counsel to prepare and deliver to the Additional Selling Agent a Blue Sky Survey which shall set forth, for the guidance of the Additional Selling Agent, in which United States jurisdictions the Units may be offered and sold. It is understood and agreed that the Additional Selling Agent may rely, in connection with the offering and sale of Units in any jurisdiction, on advice given by such counsel as to the legality of the offer or sale of the Units in such jurisdiction, provided, however, that the Additional Selling Agent shall be responsible for compliance with all applicable laws, rules and regulations with respect to the actions of its employees, acting as such, in connection with sales of Units in any jurisdiction.

     5.  Conditions of Closing.

         The sale of the Units and the release of subscription funds for the escrow account are subject to the accuracy of the representations and warranties of the parties hereto, to the performance by such parties of their respective obligations hereunder and to the following further conditions:

     (a) At each Closing Time no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC, and the CFTC shall have filed the Prospectus as a Disclosure Document without a finding of further deficiencies.

     (b) At each Closing Time, the Managing Owner shall deliver a certificate to the effect that: (i) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been instituted or to the best of their knowledge upon due and diligent inquiry threatened by the SEC, the CFTC or other regulatory or self-regulatory body;
(ii) the representations and warranties of the Managing Owner contained herein are true and correct with the same effect as though expressly made at such Closing Time and in respect of the Registration Statement as in effect at such Closing Time; and (iii) the Managing Owner has performed all covenants and agreements herein contained which are required to be performed on their part at or prior to such Closing Time.

     (c) The parties hereto shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto


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in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to Sidley & Austin, counsel for the Managing Owner and to the respective counsel for each of the Additional Selling Agent.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled prior to a Closing Time, this Agreement and all obligations hereunder may be canceled by any party hereto by notifying the other parties hereto of such cancellation in writing or by telegram at any time at or prior to such Closing Time, and any such cancellation or termination shall be without liability of any party to any other party other than in respect of Units already sold and except as otherwise provided in Section 5 of this Agreement.

     6.  Indemnification and Contribution

     (a) The Managing Owner agrees to indemnify and hold harmless the Additional Selling Agent, and each person, if any, who controls the Additional Selling Agent within the meaning of Section 15 of the Securities Act, as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Additional Selling Agent or furnished or approved by the Additional Selling Agent;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

         (iii) against any and all expense whatsoever (including the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

         The Managing Owner agrees to notify the Additional Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or


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any of its officers or directors or any person who controls the Managing Owner within the meaning of Section 15 of the Securities Act.

     (b) The Additional Selling Agent agrees to indemnify and hold harmless the Managing Owner and the Trust and each person, if any, who controls the Managing Owner and the Trust within the meaning of Section 15 of the Securities Act (and each person who signed the Registration Statement or is a director of the Managing Owner), (i) to the same extent as the indemnify from the Managing Owner set forth in Section 6(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Additional Selling Agent or any of its principals, or their operations, which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and furnished by or approved by the Additional Selling Agent for inclusion therein and (ii) against any and all loss, liability, claim, damage and expense whatsoever resulting from a demand, claim, lawsuit, action or proceeding relating to the actions or capacities of the Additional Selling Agent (including a breach of its obligations hereunder).

     (c) Each of the parties to this Agreement understands that the obligations of each party subject to this Section 6 are separate and distinct. Notwithstanding any other provision of this Section 6, (i) the Managing Owner shall have no obligation to indemnify the Additional Selling Agent for more than the amount of proceeds resulting from the sale of Units by the Additional Selling Agent during the period from the commencement of the offering of the Units to the initial Closing Date and during the Continuing Offering Period plus the Additional Selling Agent's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof) and (ii) any obligation of the Managing Owner to indemnify the Additional Selling Agent shall be adjusted to reflect the relative responsibility of the Additional Selling Agent (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

     (d) Notwithstanding any other provision of this Section 6, (i) the Additional Selling Agent shall have no obligation to indemnify the Managing Owner for more than the amount of proceeds resulting from the sale of Units by the Additional Selling Agent during the period from the commencement of the offering of the Units to the initial Closing Date and during the Continuing Offering Period plus the Managing Owner's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof) and (ii) any obligation of the Additional Selling Agent to indemnify the Managing Owner shall be adjusted to reflect the relative responsibility of the Managing Owner (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

     (e) Notwithstanding any other provision of this Agreement, indemnification of the Managing Owner or its controlling persons by the Trust shall be permitted only to the extent permitted by the Trust Agreement, as amended.

     (f) Any party which proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 6 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of
(ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (y) the Additional Selling Agent and any person who controls the Additional Selling Agent within the meaning of Section 15 of the Securities Act and (z) the Trust and the Managing Owner and any person who controls the Trust and Managing Owner within the meaning of Section 15 of the Securities Act.


     (g) The exculpation provisions of the Trust Agreement shall not relieve the Managing Owner or its principals from any liability they may have or incur to the Trust under this Agreement.

     7.  Termination

     (a) This Agreement shall terminate on the earlier of (i) such date as the Managing Owner may determine by giving 30 days' prior written notice to the Additional Selling Agent, (ii) the termination of the offering of the Units or
(iii) by the Managing Owner, without notice, upon breach by the Additional Selling Agent of, or non-compliance by the Additional Selling Agent with, any material term of this Agreement.

     (b) The Additional Selling Agent shall have the right to terminate its participation under this Agreement (i) at any time upon breach by the Managing Owner or the Trust of or non-compliance with, any material term of this Agreement; and (ii) at any time upon thirty business days' prior written notice of such termination to the Managing Owner and the Trust.

     (c) The termination of this Agreement for any reason set forth in Sections 7(a)(i), 7(a)(ii) or 7(b) shall not affect (i) the ongoing obligations of the Managing Owner to pay the compensation described in Section 2(a) hereof accrued prior to the termination hereof, (ii) the Additional Selling Agent's obligations under Section 1(d) hereof or (iii) the indemnification obligations under Section 6 hereof. In the event this Agreement is terminated pursuant to Section 7(a)(iii), the Managing Owner may withhold accrued but unpaid compensation due the Additional Selling Agent until the Managing Owner has been put in the same financial position as it would have been in absent such breach or non-compliance.

     8.  Miscellaneous

     (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

     (b) All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered or, when given by registered mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  if to the Managing Owner or the Trust:

                            Campbell and Company, Inc.
                            -------------------------------------------
                            210 West Pennsylvania Avenue, Suite 770
                            -------------------------------------------
                            Towson, Maryland 21204
                            -------------------------------------------
                            Attn:   Lauren Masters
                                    -----------------------------------
                            Phone:  1-800-698-7235
                                    -----------------------------------
                            Fax:    410-842-4702
                                    -----------------------------------

                  if to the Additional Selling Agent:

                            -------------------------------------------

                            -------------------------------------------

                            -------------------------------------------
                            Attn:
                                  -------------------------------------
                            Phone:
                                  -------------------------------------
                            Fax:
                                  -------------------------------------
                            Tax I.D. No.:
                                          -----------------------------

     (c) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the principles of choice of law thereof.

     (d) All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

     (e) This Agreement may be executed in counterparts, each such counterpart to be deemed an original, but which all together shall constitute one and the same instrument.

     (f) This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

     (g) The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

                                Very truly yours,

                                CAMPBELL & COMPANY, INC.

                                By:
                                     -----------------------------------
                                     Its
                                          ------------------------------

                                CAMPBELL ASSET ALLOCATION TRUST

                                By:   CAMPBELL & COMPANY, INC., the
                                      Managing Owner

                                By:
                                     -----------------------------------
                                     Its
                                          ------------------------------


CONFIRMED AND ACCEPTED

[Additional Selling Agent]

By:
     -----------------------------------
      Its
           -----------------------------